UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2022

(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, without par value	BALL	NYSE

Item 1.01. Entry Into a Material Definitive Agreement.

On November 9, 2022, Ball Corporation, an Indiana corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and BofA Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the Company’s previously announced underwritten public offering (the “Offering”) of $750,000,000 in aggregate principal amount of 6.875% Senior Notes due 2028 (the “Notes”). The Offering is expected to close on November 25, 2022, subject to customary closing conditions and other factors.

The Notes were offered and sold pursuant to a prospectus, dated March 4, 2021, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-253873), and a prospectus supplement, dated November 9, 2022.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company intends to use the net proceeds from the Offering to repay approximately $528 million in principal amount of its outstanding 4.375% Euro denominated Senior Notes, plus any premium and accrued and unpaid interest, on or before their maturity in December 2023 and approximately $200 million in outstanding borrowings under its U.S. dollar revolving credit facility, without a reduction in commitment. The exact allocation of such proceeds and the timing thereof is at the discretion of the Company’s management.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting agreement, dated November 9, 2022, among Ball Corporation, the subsidiary guarantors party thereto and BofA Securities, Inc., as representative of the several underwriters named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION (Registrant)

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Corporate Secretary

Date: November 10, 2022

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